Exhibit 24

February 17, 2004

Bland Byrne 404-266-7272
Byrne, Davis and Hicks

Dear Bland,

As we discussed this morning, this memo is to authorize Bland Byrne or John Patteson to sign and file SEC Form 4 upon notification of trades in Cagle’s Inc. Common Stock Under Rule 144 for Kenneth Ray Barkley, ss# ###-##-####

CIK #	0001279987
CCC	y@yu5zfb
Password	tknya#9k
PMAC	e*hzsnc3

This authorization is valid for 6 months from this date.

/s/ Kenneth Ray Barkley